UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 10, 2012

THE JONES GROUP INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)
1411 Broadway New York, New York 10018 (Address of principal executive offices)
(212) 642-3860 (Registrant's telephone number, including area code)
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On January 10, 2012, The Jones Group Inc. (the "Company") issued a press release updating its previous guidance for certain financial metrics for the fourth quarter and fiscal year ended December 31, 2011, as well as providing 2012 guidance for net revenues.

A copy of the press release is attached as Exhibit 99.1 to this report.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release attached as Exhibit 99.1 contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. To supplement the Company's financial metrics presented in accordance with GAAP, it is presenting non-GAAP information regarding the effect on selling, general and administrative expenses that include estimated impairments recorded as a result of the required annual review of indefinite-lived intangible assets and goodwill in accordance with GAAP, estimated amounts for severance, fixed asset impairment and other charges and credits related to the closure of underperforming retail locations and estimates of other charges not considered by management to be part of ongoing operations.

These non-GAAP measures are provided to enhance the user's overall understanding of the Company's current financial performance. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of the Company's core operating results. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. The non-GAAP measures of projected adjusted selling, general and administrative expenses included in the attached press release have been reconciled to the equivalent GAAP measure.

Item 2.06  Material Impairments.

On January 10, 2012, the Company announced that it had substantially completed its annual goodwill and trademark impairment analysis for 2011 as required by Accounting Standards Codification Topic 350: Intangibles - Goodwill and Other,  and that, as a result of the analysis, it expects to record a charge of approximately $35 million ($22 million after tax) during the fiscal quarter ended December 31, 2011 for the impairment of certain trademarks primarily utilized in the Company's domestic wholesale jeanswear business.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Registrant dated January 10, 2012.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES GROUP INC. (Registrant) By: /s/ John T. McClain John T. McClain Chief Financial Officer

 Date: January 10, 2012

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated January 10, 2012.

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